CUSIP No. 31847R102	13G	Page 20 of 20 Pages

Exhibit 2

Members of Group

Highfields Capital Management LP
Highfields GP LLC
Highfields Associates LLC
Jonathon S. Jacobson
Richard L. Grubman
Highfields Capital I LP
Highfields Capital II LP
Highfields Capital III L.P.